Exhibit 99.1

METLIFE NAMES JOHN HELE CHIEF FINANCIAL OFFICER

NEW YORK – July 25, 2012 – MetLife, Inc. (NYSE: MET) today announced that John C. R. Hele, 53, will join the company as executive vice president and chief financial officer, effective Sept. 4, 2012. Hele will report to Chairman, President and Chief Executive Officer Steven A. Kandarian and become a member of MetLife’s executive group.

“John is a highly qualified chief financial officer with over 30 years of broad financial services and insurance industry experience,” Kandarian said. “His deep technical expertise, knowledge of world markets, strong risk management skills and proven leadership ability will serve our customers and shareholders well.”

Most recently, Hele was executive vice president, chief financial officer and treasurer of Arch Capital Group Ltd., a public limited liability company that writes insurance and reinsurance globally through operations in Bermuda, the United States, Europe and Canada.

Prior to joining Arch Capital in 2009, Hele was chief financial officer and a member of the executive board of ING Group N.V., one of the largest global financial services companies. As CFO, Hele was based in Amsterdam and had responsibility for a large global financial function in over 60 countries. He was also responsible for financial controls and reporting as well as capital management and tax reporting. During his six-year tenure at ING, Hele was also deputy chief financial officer, general manager, and chief insurance risk officer, responsible for global insurance risk management. Hele also served as group actuary.

Hele served as chief executive officer of Worldinsure, Bermuda, a technology company that automated life insurance underwriting, from 1999 to 2003. Prior to that, he spent 11 years with Merrill Lynch in investment banking, marketing and finance positions. In addition, Hele held various actuarial, finance and business roles at Crown Life in Toronto.

Hele has been a member of the CFO Forum in Europe, the chair of the Chief Risk Officer Forum, and is a Fellow in the Society of Actuaries. He holds a bachelor’s degree in mathematics from the University of Waterloo, Ontario, Canada.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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